Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-117070) pertaining to the Impac Companies 401(k) Savings Plan of Impac Mortgage Holdings, Inc. of our report dated October 13, 2008, with respect to the financial statements and schedule of the Impac Companies 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Irvine, California

October 13, 2008